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                        [ARTHUR ANDERSEN LLP LETTERHEAD]


                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated October 11, 1996 included in International Home Foods, Inc. Forms 10-K and 10-K/A for the year ended December 31, 1997, which are incorporated by reference, and to all references to our Firm included in this registration statement.



/s/ ARTHUR ANDERSEN LLP

Arthur Andersen LLP
New York, New York
August 20, 1998